Exhibit 99.1

VIRCO MFG. CORPORATION

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS 906 OF THE
ADOPTED SECTION PURSUANT TO SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Virco Mfg. Corporation (the “Company”) on Form 10-Q for the period ending October 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert A. Virtue, President of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 13, 2002	/s/ Robert A. Virtue
Robert A. Virtue President